          UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                           Amendment No. 2
                             FORM SB-2/A

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        SUPERIOR NETWORKS, INC.
            (Name of small business issuer in its charter)

NEVADA                                     98-0339543
-----------------------------             -------------------
(State or jurisdiction of                  (I.R.S. Employer
incorporation or organization)             Identification No.)

     Suite 1000-355 Burrard Street, Vancouver, British Columbia,
            Canada, V6C 2G8; Telephone (604) 519-6556
  -------------------------------------------------------------
  (Address and telephone number of principal executive offices)

     Suite 1000-355 Burrard Street, Vancouver, British Columbia,
            Canada, V6C 2G8; Telephone (604) 519-6556
  -------------------------------------------------------------
            (Address of principal place of business or
               intended principal place of business)

      Michael A. Cane, 2300 W. Sahara Ave., Suite 500, Box 18,
          Las Vegas, NV  89102, Telephone (702) 312-6255
     ---------------------------------------------------------
     (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                            |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                        |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                        |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                        |__|

                 CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
TITLE OF EACH                 PROPOSED    PROPOSED
CLASS OF                      MAXIMUM     MAXIMUM
SECURITIES                    OFFERING    AGGREGATE     AMOUNT OF
TO BE 	  AMOUNT TO BE    PRICE PER   OFFERING      REGISTRATION
REGISTERED    REGISTERED      UNIT (1)    PRICE (2)     FEE
---------------------------------------------------------------------
Common Stock  2,435,000 shares  $0.10     $243,500      $60.88
---------------------------------------------------------------------
(1) Based on the estimate that the value of the shares has doubled since the last sales price of $0.05 on November 30, 2000.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                     COPIES OF COMMUNICATIONS TO:
                         Michael A. Cane, Esq.
                    2300 W. Sahara Blvd., Suite 500
                          Las Vegas, NV 89102
                             (702) 312-6255

                SUBJECT TO COMPLETION, Dated May 11, 2001



                            PROSPECTUS


                      SUPERIOR NETWORKS, INC.
                        2,435,000 SHARES
                          COMMON STOCK
                        ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. There is no specific offering price for the shares. Each selling shareholder will sell her or his shares at the price she or he determines from time to time. The shares were acquired by the selling shareholders directly from us in two private offerings that were exempt from registration under the US securities laws.

Our common stock is presently not traded on any market or securities exchange.



                        ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 3 - 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        ----------------



              The Date Of This Prospectus Is:
                                             -----------------

                       TABLE OF CONTENTS
                                                             PAGE
                                                             ----
Summary ........................................................3
Risk Factors ...................................................4
Use of Proceeds . .................................. ...........8
Determination of Offering Price ................................8
Dilution .......................................................8
Selling Shareholders ...........................................8
Plan of Distribution ..........................................12
Legal Proceedings .............................................13
Directors, Executive Officers, Promoters
and Control Persons ...........................................14
Security Ownership of Certain Beneficial
Owners and Management .........................................15
Description of Securities .....................................15
Interest of Named Experts and Counsel .........................16
Disclosure of Commission Position of
Indemnification for Securities Act Liabilities. ...............16
Organization Within Last Five Years ...........................17
Description of Business .......................................17
Plan of Operations  ...........................................24
Description of Property  ......................................25
Certain Relationships and Related Transactions  ...............26
Market for Common Equity and Related Stockholder Matters  .....26
Executive Compensation  .......................................27
Financial Statements  .........................................28
Changes in and Disagreements with Accountants  ................29
Available Information  ........................................29

                            SUMMARY

Superior Networks, Inc.

We are an Internet company. We will offer training courses online. We also expect to develop a client base that will have value to other Internet service and product providers. We intend to create alliances with these providers and be compensated for revenue streams generated by these providers through use of our client base.

Alliances will be contractual and allow third parties to advertise on our site for a flat advertising fee or on a commission basis where Superior Networks receives a percentage of sales. Other alliances will link our site to third party sites and provide compensation to Superior Networks whenever the third party site is accessed through our site. We expect these contracts to be perpetual, subject to cancellation by either party upon 30 days notice. Superior Networks will have minimal obligations under the contracts except for hosting the advertising and maintaining the links to other sites.

To date we have not generated revenue and are conducting only minimal business operations. We expect to generate revenues in the future from the following sources:

*  Training course enrollment fees;
* Commissions on sales of third party products and services generated by our web sites;
*  Click through referral fees from links at our sites; and
*  Banner advertising fees.

We were incorporated on May 24, 2000 under the laws of the state of Nevada. Our principal offices are located at Suite 1000-355
Burrard Street, Vancouver, British Columbia, Canada, V6C 2G8, telephone (604) 519-6556.

The Offering

Securities Being Offered      Up to 2,435,000 shares of common stock.
                              The offering price will be determined by the independent decisions of the selling shareholders.

Minimum Number of Shares      None.
To Be Sold in This Offering

Securities Issued
And to be Issued              7,435,000 shares of our common stock are
                              issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the
                             sale of the common stock by the selling
                             shareholders.


                         RISK FACTORS

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

We had cash in the amount of $41,610 of November 30, 2000. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the development of online training programs. While we have sufficient funds to commence development of our initial product, we will require additional financing in order to implement our full business plan. We currently have enough cash to complete our objectives over the next 12 months. The amount of additional financing we will require to sustain our business operations 12 months from now will depend on the level of
revenues we are generating at that time.   It is impossible to give a
meaningful forecast at this time as to the amounts of additional financing that will be required. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including:

*  market acceptance of Internet companies;
*  investor acceptance of our business plan; and
*  investor sentiment.

These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If we are not successful in achieving financing in the amount necessary to develop and market our web sites, then we will not be able to achieve revenues and our business will fail.

Because we have not as yet commenced business operations, we face a high risk of business failure.

We were incorporated in May 2000 and to date have been involved primarily in organizational activities. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new Internet companies and the high rate of failure of such enterprises. These risks include without limitation:

*  Develop functioning and marketable website training programs;
* Convince potential customers to visit our web sites and participate in training programs;
* Convince affiliated merchants to pay us for accessing our consumer data base;
*  Respond effectively to competitive pressures; and
* Have affiliated merchants successfully market products to our customers.

The likelihood of success must also be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of our business plan. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we are an Internet company we may encounter unanticipated obstacles in obtaining profitability.

The Internet has only recently developed the market place that Internet companies such as Superior Networks are seeking access to. Because the market place is still emerging and because the business models of Internet companies are still evolving, Internet companies are more likely to face unanticipated costs and expenses than offline companies. The offline market place has existed for many years and therefore is more predictable than e-commerce. Superior Networks' business is a part of e-commerce that has not been developed to a great extent. Accordingly, we may encounter unanticipated costs and expenses. Internet companies have faced the challenge of developing web traffic to their sites. Even when this has been accomplished, many web users have been reluctant to purchase goods and services over the web because of security concerns. For these reasons, it may be difficult for us to achieve profitability and more likely that investors will lose their investments.

Because we have not as yet commenced business operations, we expect to incur operating losses for the foreseeable future.

We have never earned revenues and we have never been profitable. As of November 30, 2000, we had an accumulated deficit of $7,684.00. Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the operation of our various websites, we will not be able to earn profits or continue operations.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail.

Our management has a collective background of various business pursuits but none has participated prior hereto in the development of an Internet company with its related technical issues and challenges. Our success will be largely dependent on our ability to hire highly qualified technical personnel. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

If we are not able to effectively respond to competitors, our business may fail.

The e-commerce industry is intensely competitive. Many persons and entities are looking to the Internet for business opportunity, including through the implementation of training and education programs. Information is presently available over the Internet on the same topics Superior Networks will be presenting in its training
courses.    Some companies also provide information over the Internet
in a study course format similar to Superior Networks'. For investors to receive a return on their investments, it will be necessary for us to be successful despite competition which now exists or which may arise in the future. Unless we are successful in spite of our competition, it is likely that investors will lose their investments.

Because our president, Mr. Randy White, owns 67.2% of our outstanding common stock, investors may find that future corporate decisions are controlled by Mr. White whose interests may differ from the interests of other stockholders.

Mr. Randy White, our President, owns approximately 67.2% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control and the power to elect all of the directors. The interests of Mr. White may differ from the interests of the other stockholders. Factors that could cause the interests of Mr. White to differ from the interest of other stockholders include the impact of a corporate transaction on Mr. White's business time and the ability of Mr. White to continue to manage our business.

While Mr. White presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. White from his other obligations including his responsibilities as president of Stratus Investments Group Inc., could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. White may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels. Competing demands on Mr. White's business time may cause Mr. White to have differing interests in approving significant corporate transactions than other stockholders.

If a market for our common stock develops, our stock price may be volatile.

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If a market does develop, however, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

*  actual or anticipated variations in our results of operations;
*  our ability or inability to generate new revenues;
*  increased competition; and
*  conditions and trends with the Internet.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 2,435,000 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading may cause that
market price to decline.   Moreover, an offer or sale of large
numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 32.8% of the common shares outstanding as of the date of this prospectus.

If our stock price drops significantly, we may become subject to securities litigation that would result in a harmful diversion of our business resources.

In the past, following periods of volatility in the market price of a particular company's stock, securities class action litigation has been brought against that company. Any litigation arising from the volatility in the price of our common stock could have an adverse effect on our business, financial condition and results of operations.

The training and education markets may not accept our solutions.

We will introduce niche training in markets that as of yet have not had training delivered to students over the Internet. To be successful, we must attract a significant number of customers to our training programs. Our first product is targeted to senior citizens. To date, the elderly have been resistant to adopting new technology solutions. Training and education over the Internet is still developing. Conversion from traditional methods of training may not occur as rapidly as we expect it will. Our business plan is based on our belief that our training programs will attract participants who will in turn purchase products advertised at our website locations. We may not achieve the critical mass of users we believe is necessary to become successful. Any significant shortfall in the number of users or product transactions by users from website advertising would adversely affect our financial results.

We are entering a market that has not as yet proven profitable.

Superior Networks' business model relies on online advertising for its success. We expect our main revenues to come from compensation for Internet product sales by affiliated merchants who advertise on our website. We will also provide links on our site to affiliated merchant sites and receive compensation each time a link is used. Internet product sales have grown to great proportion and yet companies that provide advertising for Internet retail merchants have generally not as yet become profitable. It will be necessary for us to become profitable in an emerging market that has yet to demonstrate profitability if we are to succeed.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                         USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                 DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by the independent decisions of the selling shareholders. Even though there is no market for our common stock at the present time, if a market should develop, the sales price of the shares offered hereby may be the prevailing market price at the time of the sale or a price related to the prevailing market price. In this regard, we intend to apply for listing on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. Other factors that a selling shareholder may consider in determining her or his offering price will be unique to that shareholder as she or he may determine from time to time and what the shareholder perceives the stock will sell for at a given time.

                            DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                       SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,435,000 shares of common stock offered through this prospectus. The shares include the following:

1. 2,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on September 20, 2000;

2. 435,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on November 30, 2000;

The following table provides as of December 31, 2000, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each; and
5. the identity of the beneficial holder of any entity that owns the shares.

                                    Total Number
                                    Of Shares To   Total Shares To  Percent
                                    Be Offered For Be Owned         Owned Upon
                                    Selling        Upon             Completion
Name Of Selling  Shares Owned Prior Shareholders   Completion Of    Of This
Stockholder      To This Offering   Account        This Offering    Offering
------------------------------------------------------------------------------
Scott Carley                 5,000       5,000       NIL            NIL
5373 Wildwood Crescent
Delta, BC, Canada,
V4M 3S8

Dave Clarkson               250,000    250,000       NIL            NIL
15165 26 Avenue
Surrey, BC, Canada,
V4P 1N1

David M. Clifton              5,000      5,000       NIL            NIL
1288 Broughton Street,
PH 701
Vancouver, BC, Canada,
V3G 2B5

Joy Clifton                   5,000      5,000       NIL            NIL
312 - 2255 West 4th Avenue
Vancouver, BC, Canada,
V6K 1N9

Alan Heather                 10,000     10,000       NIL            NIL
#312 - 2255 West 4th Avenue
Vancouver, BC, Canada,
V6K 1N9

Kevin Jacobsen               10,000     10,000       NIL            NIL
Box 1005
Squamish, BC, Canada,
V0N 3G0

Last Motorcar Company        80,000     80,000       NIL            NIL
1245 Homer  Street,
Suite 600
Vancouver, BC, Canada,
V6B 2Y9

Douglas Liu                  80,000     80,000       NIL            NIL
1071 Expo Blvd.
Vancouver, BC, Canada,
V6Z 2W1

Brent McLean                305,000    305,000       NIL            NIL
1683 Haverhill Place
North Vancouver, BC,
Canada,
V7J 1T5

Anthony Parfitt              25,000     25,000       NIL            NIL
Suite 2206 -
950 Cambie Street
Vancouver, BC, Canada,
V6B 5X6

TABLE IS CONTINUED FROM PAGE 9

                                    Total Number
                                    Of Shares To   Total Shares To  Percent
                                    Be Offered For Be Owned         Owned Upon
                                    Selling        Upon             Completion
Name Of Selling  Shares Owned Prior Shareholders   Completion Of    Of This
Stockholder      To This Offering   Account        This Offering    Offering
------------------------------------------------------------------------------
Lisa Parsons                  5,000      5,000       NIL            NIL
2110 York Avenue,
Apt.#302
Vancouver, BC, Canada,
V6K 1C3

Cary Pinkowski                5,000      5,000       NIL            NIL
2898 Bellevue Avenue
West Vancouver, BC,
Canada,
V7V 1E8

Adam Ross                    10,000     10,000       NIL            NIL
1049 Adderley Street
North Vancouver, BC,
Canada

Janet Ross                   10,000     10,000       NIL            NIL
1049 Adderley Street
North Vancouver, BC,
Canada

Jeremy Ross                 300,000    300,000       NIL            NIL
501 Pacific Street,
Suite #2902
Vancouver, BC, Canada,
V6Z 2X6

Tyler Ross                   25,000     25,000       NIL            NIL
1049 Adderley Street
North Vancouver, BC,
Canada

Teresa Rzepczyk              20,000     20,000       NIL            NIL
PH3 - 511 West 7th Avenue
Vancouver, BC, Canada,
V5Z 4R2

Samantha Sargent             40,000     40,000       NIL            NIL
3F - 199 Drake Street
Vancouver, BC, Canada,
V6Z 2T9

Jeffray Sinclaire             5,000      5,000       NIL            NIL
407 - 221 11th Street
New Westminster, BC, Canada,
V3M 4C8

Anthony Sollied              10,000     10,000       NIL            NIL
13775 63A Avenue
Surrey, BC, Canada, V3X 1E6

TABLE IS CONTINUED FROM PAGE 10

                                    Total Number
                                    Of Shares To   Total Shares To  Percent
                                    Be Offered For Be Owned         Owned Upon
                                    Selling        Upon             Completion
Name Of Selling  Shares Owned Prior Shareholders   Completion Of    Of This
Stockholder      To This Offering   Account        This Offering    Offering
------------------------------------------------------------------------------
Denise Sollied               10,000     10,000       NIL            NIL
13775 63A Avenue
Surrey, BC, Canada,
V3X 1E6

Craig Tillberg              315,000    315,000       NIL            NIL
615 Chesterfield Avenue
North Vancouver, BC, Canada,
V7M 2M3

Karen Travis                200,000    200,000       NIL            NIL
1050 Broughton Avenue,
Suite #208
Vancouver, BC, Canada

Valentina Tuss               20,000     20,000       NIL            NIL
5265 Augusta Place
Delta, BC, Canada, V4M 1E4

Todd Warren                   5,000      5,000       NIL            NIL
1401 - 950 Cambie Street
Vancouver, BC, Canada,
V6B 5X5

Derek G. Welbourn             5,000      5,000       NIL            NIL
Box 1761
100 Mile House, BC, Canada,
V0K 2E0

Curt White                  300,000    300,000       NIL            NIL
#31 - 6465 184A Street
Surrey, BC, Canada, V3S 8X9

Dave Wong                   330,000    330,000       NIL            NIL
6733 Balsam Street
Vancouver, BC, Canada, V5P 5W9

Edward Yaghoobian            10,000     10,000       NIL            NIL
2358 Westhill Drive
West Vancouver, BC, Canada,
V7S 2Z5

TABLE IS CONTINUED FROM PAGE 11

                                    Total Number
                                    Of Shares To   Total Shares To  Percent
                                    Be Offered For Be Owned         Owned Upon
                                    Selling        Upon             Completion
Name Of Selling  Shares Owned Prior Shareholders   Completion Of    Of This
Stockholder      To This Offering   Account        This Offering    Offering
------------------------------------------------------------------------------
Norik Yaghoobian			  25,000	  25,000		NIL		NIL
1106 - 1008 Cambie Street
Vancouver, BC, Canada, V6ZB 6J7
------------------------------------------------------------------------------

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,435,000 shares of common stock outstanding on December 31, 2000.

None of the selling shareholders or their beneficial owners:

* has had a material relationship with the company other than as a shareholder at any time within the past three years; or
* has ever been an officer or directors of the company or any of its predecessors or affiliates.


                        PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

The sales price to the public may be:

1.  The market price prevailing at the time of sale;
2.  A price related to such prevailing market price; or
3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                       LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.  Superior
Networks' agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of December 31, 2000 are as follows:

Directors:

Name of Director                    Age
----------------------              ----
Randy White                          32
Mark McLean                          32
Renotcka Rzepczyk                    26

Executive Officers:

Name of Officer                     Age             Office
--------------------                ----            -------
Randy White                          32             President
Mark McLean                          32             Secretary, Treasurer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Randy White - Mr. Randy White is President and a director of the Company and has served in this capacity since May 16, 2000. Mr. White is a real estate property developer and financial investor. His background is in residential and commercial real estate development and enterprise management. Mr. White has over ten years experience developing commercial and residential real estate valued at over $60 million. From 1990 to 1994, Mr. White was a project manager for Accord Custom Homes, Ltd., White Rock BC. Accord Custom Homes is a custom homebuilder in the White Rock area. Form 1995 to 1998 Mr. White was a co-owner of Ocean Pacific Developments, Inc., Vancouver BC. Mr. White was responsible for the financing of development projects and the management of such developments from conception to completion. Ocean Pacific Developments, Inc. developed custom homes, condominiums and commercial real estate in the Greater Vancouver area. His expertise in property development and financing has lead to the establishment of his own investment enterprise - Stratus Investments Group, Inc.

As founder and President of Stratus Investments Group in 1999, a private investment enterprise licensed by the Financial Institution Commission of British Columbia, Mr. White has successfully managed an array of investment activities including: all types of mortgage financing, bridge financing in real estate development and corporate finance for public companies. Mr. White is currently the President of Stratus Investments Group, Inc. and the company continues to operate in the same capacity since the date of incorporation.

Mark McLean - Mr. Mark McLean is Secretary, Treasurer and a director of the Company and has served in this capacity since May 16, 2000. Mr. McLean's background is in technology and organizational development.
In 1994, Mr. McLean graduated from the British Columbia Institute of Technology's Marine Operations program. He also has a certificate in Traffic, Customs and Transportation from Vancouver Community College.

From 1994 to 1996, Mr. McLean worked as a transport analyst at Hanjin Shipping. From 1996 to 1998,

Mr. McLean was the organizer of warehouse operations at Can-Ski and from 1998 to 1999, Mr. McLean was the organizer of warehouse operations at Lonsdale Event Rentals.

Renotcka Rzepczyk - Ms. Renotcka Rzepczyk is a director of the Company and has served in this capacity since May 16, 2000. Ms. Rzepczyk's background is in the social sciences area studying anthropology and archeology at Langara College from 1992 to 1994.

From 1994 to 1995, Ms. Rzepczyk worked as an executive assistant with Mr. Jax Fashions Inc. Also, from 1995 to 1998, Ms. Rzepczyk was
Production Assistant for Ingenuity Works Inc. Since 1998, Ms. Rzepczyk has been an executive/administrative assistant and accounts receivable clerk for Mercedez-Benz Canada and SimplyTravel.com.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.


     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of November 30, 2000, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                  Name and address           Amount of               Percent
Title of class    of beneficial owner        beneficial ownership    of class
--------------    -------------------        --------------------    -------

Common Stock      Randy White                 5,000,000 shares       67.2%
                  Director, President &
                  Chief Executive Officer
                  Suite 1000 - 355 Burrard Street
                  Vancouver, British Columbia V6C 2G8

Common Stock      All Officers and Directors  5,000,000 shares       67.2%
                  as a Group that consists of
                  three people

The percent of class is based on 7,435,000 shares of common stock issued and outstanding as of December 31, 2000.

                DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of December 31, 2000, there were 7,435,000 shares of our common stock issued and outstanding that were held by approximately thirty-two (32) stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


             INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, of Vancouver, British Columbia, audited our financial statements and presented their report with respect to the audited financial statements. The report of Morgan & Company was given upon their authority as experts in accounting and auditing.


    DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                           ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


             ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on May 24, 2000 under the laws of the state of
Nevada.   Mr. Randy White, our president and a director, has been our sole promoter since our inception. Other than the purchase of his stock, Mr. White has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. White has acquired 5,000,000 shares of our common stock at a price of $0.001 US per share. Mr. White paid a total purchase price of $5,000 for these shares.


                    DESCRIPTION OF BUSINESS

Introduction

Superior Networks was incorporated on May 24, 2000, for the purpose of providing various training programs via the Internet. By providing training programs through the medium of the Internet, Superior Networks hopes to develop a demographically desirable online consumer base. In addition to training program fees charged by Superior Networks, we expect to be able to economically exploit the consumer base through product sales corresponding to the demographic characteristics of the consumer base.
The Concept
For some types of training, the Internet offers a cost-effective and convenient alternative to traditional learning environments. The speed with which these possibilities have opened up has meant that traditional and even Internet-based training companies have not yet visualized many of the niches within this market space. By selecting training applications in which we can be among the first to market, Superior Networks has the opportunity to establish itself as a leading provider of web-based niche training programs.

Each training program topic will be calculated to create a tightly focused web audience having demographics desirable for creating additional revenue streams. The initial demographic group targeted generally is the elderly and specifically, the elderly who have an interest in improving their driving record. The courses are designed to bring potential consumers to the web and provide them with an extended, positive experience in cyberspace. During their repeated and extended visits to the web for purposes of completing a particular course, the consumer will be offered products at the training web-site location, desirable to the demographic consumer
group created by registrants in a particular course.   Companies
affiliated with Superior Networks can then target a particular group with advertising at an applicable course website for products desirable to that group. Superior Networks will then participate with affiliated companies in revenues from products sold.

The effectiveness of our web sites for revenue generating purposes will depend in part upon the number of visits a student makes to the web site for purposes of completing a course and the length of those visits. The driver training course can be completed in one visit depending upon the attention span of the individual taking the course. The length of time necessary to complete the course also varies with the individual. Since there are no additional course offerings at this time, we cannot predict the time it will take our users to complete future courses. Our experience with our initial drivers training course may determine to a great extent whether future courses will tend to be longer and more complex or shorter and simpler while retaining value as a vehicle for training and teaching.

Superior Networks will also attempt to negotiate contracts by which it will receive revenue each time a link on our website is used to connect our site user to the website of an affiliated company. Our initial affiliated companies will be companies offering products attractive to the elderly who have driving concerns such as auto insurance targeted to the elderly. We also hope to create client satisfaction to the extent they will return to our website for other services on an ongoing basis.

Revenue Streams

Training Courses
----------------

We believe the economic potential of Superior Networks will be maximized by focusing on revenues generated indirectly through product sales by affiliated companies to training program participants. Accordingly, growth of the participant base is key to the success of Superior Networks. We do not want course tuition to limit the appeal of a course to potential participants. It is our present intention that course offerings will generate supplemental revenues of $5.00 per participant per course. Once we have entered into revenue sharing agreements with key affiliates such as automobile insurance companies and made arrangements for our courses to be certified with provincial and state automobile licensing divisions, we will begin charging a fee for our courses.

Affiliated Company Products and Advertising
-------------------------------------------

Superior Networks will provide affiliated companies with access to Superior Networks' course participant base through on-line promotions and links at the various course websites. Superior Networks' courses will create compelling selling opportunities. For example, Superior Networks' driving course certified to help rehabilitate a poor driving record could provide a link to an insurance company site that offers insurance to poor drivers. An affiliated company will compensate Superior Networks through fee and commission arrangements when course participants respond to on-line advertising by linking to the affiliated company's website or by purchasing its product. Our website will also provide banner and other advertising which will vary by application. To date, however, we have not as yet entered into any agreements with insurance companies or other affiliated companies whereby they compensate Superior Networks through fee or commission arrangements.

Data Products
-------------

The training process has the potential to generate useful information about course participants derived from demographic, consumer preference, and state-of-knowledge data. While Superior Networks will adhere to strict standards of confidentiality in handling sensitive course information, we will nonetheless use state-of-the-art data management techniques to capture and package the maximum amount of marketable data. For example, in safety related courses, this might include statistics on areas in which safety knowledge is weakest that would be of value to insurers. So far, we have not entered into any agreements for the sale of data nor have we determined that we will do so. The sale of data has been identified as a potential revenue source and will be considered in the future once we have built up a significant data base from our websites.

Products

Initial Product
---------------

Superior Networks' initial product is a comprehensive driver training program targeted at senior citizens interested in acquiring discounts from insurance companies and in improving their driving ability. The program is focused on individuals requiring brush-ups, those requiring training in new vehicle types, and those wishing to upgrade their driving status based on accident history.

Superior Networks recognizes that the driver training industry is fragmented within the various states and that training seniors is not a specialty of any of the training schools with the exception of the American Association of Retired Persons (AARP). The AARP has devised a driver training program for seniors and have lobbied for insurance discounts for seniors who take a driver improvement course.

This program is an example of on-line technology designed specifically for the needs of seniors, offering similar training programs to those provided by AARP, but in the comfort and with the convenience of the senior's home or other private location such as a driving school. The website will offer written and graphic instruction, video presentations, testing, and other approaches to learning geared to adult learning. The material will be presented in a user-friendly fashion that the participant can return to at any time and as often as he or she requires.

This program is targeted at the automobile driving elderly in North America. Some users of the program may be non-seniors. However, at this time we will not devote any of our marketing efforts at non-seniors.

Future Products
---------------

Young Adult Training. We plan on developing a training application providing young adults with a menu of free courses that provide instruction about setting up bank accounts, obtaining credit, renting property, and managing household affairs. The training content of this program presents the opportunity to create particularly strong ties to consumer purchases. To take advantage of this, Superior Networks will create strategic alliances with one or more firms in each of the following areas:

*  Credit card issuers;
*  Banks;
*  Telephone and paging services;
*  Home furnishing retailing;
*  Insurance (auto, health, household, life); and
*  Automobile sales and servicing.
The business of each of the service or product providers in the categories listed above is unique to the industry of the provider. A strategic alliance, including compensation arrangements with a particular business will be specific to the applicable industry and will be dependent upon negotiations and the type and the extent of the alliance. We anticipate that compensation arrangements will take the form of percentage based commissions and flat fees for making a referral. We have had discussions with possible alliances but have not entered into any agreements. Once we ally ourselves with state and provincial driving regulatories in furtherance of our driving program for the elderly, we will commence further negotiations with strategic alliances.

The young adult training program is still in the initial planning stages. We will not focus on developing this application until our initial drivers training program is developed. At this time we do not have a target date for being operational on this particular website.

Equipment Rental Made Easy. Equipment Rental Made Easy will offer courses on safety and operation for consumers who rent power equipment, such as chain saws, floor sanders, and carpet cleaning equipment. We will sell access to these courses to equipment rental companies thereby making it primarily a business to business
application.    The equipment rental companies will then have access
to the courses as a resource they can pass along to a client at the time the client rents a piece of equipment for which a course would be important. We have not started development of the equipment rental made easy website at this time and do not as yet have a target date of when it will be operational.

Other Applications.  Other applications we intend to develop include:

*  New Moms;
*  Simple Etiquette;
*  Sexual Harassment;
*  Boating Safety; and
*  Insurance.

None of these applications are under development at the present time and we do not have target dates at which they will be operational. They are applications we intend to explore in the future once we have found success with our initial product development. As each new course is developed and made available to the public, we intend to charge a $5.00 fee per participant per course.
The Market
As usage of the Internet continues to grow, it becomes increasingly accepted as a primary communications medium for consumers. This trend will fuel the long term growth of the potential audience for the kinds of web based services offered by Superior Networks.

The Internet has dramatically changed the way that millions of people worldwide share information, communicate and conduct business. According to Computer Industry Almanac Inc. there were over 400 million Internet users worldwide at year-end 2000-up from less than 200 million Internet users at year-end 1998. The U.S. had over 134 million
Internet users or nearly 33% of the total at year-end 2000.   Forrester
Research estimates that e-commerce in the United States totaled $488 billion in the year 2000. It further estimates that e-commerce in the
United States will be $3.189 trillion in the year 2004.   The
availability of a broad range of content and the acceptance of electronic commerce has driven rapid Internet adoption by businesses and consumers alike, which has in turn stimulated the proliferation of additional content and electronic commerce.

The Internet has become an accepted medium for the delivery of training devices. Businesses use the Internet as a distribution channel for providing instruction to employees. For example, a business may post a sales training course to its website for access by its personnel. Another major source of web based training is the "how to" sites. Companies such as EHow.com and How2.com offer instructional assistance for consumers on a wide range of topics. At present, however, there are few barriers to entry into web based training in general. The fragmented market and short history mean there is little brand recognition or loyalty. As mentioned above, Superior Networks expects to generate the bulk of its revenue indirectly from the products sold by affiliated companies in e-commerce.

Marketing to the Market

There are two main marketing strategies that Superior Networks will use to develop sales:

*  Online advertising; and

*  Offline advertising.

This convergence of traditional and electronic versions of marketing will ensure the successful penetration of the target market. The electronic marketing campaign will use banner ads, contests, e-mail newsletters, button ads and links, strategic relationships with portals, interactive website technology, and affiliate programs all for the purpose of focusing on:

*  Developing target market awareness of the site;
*  Driving traffic to the site;
*  Building the profile of the site;
*  Establishing a high level of confidence in the site;
*  Reinforcing the use of the site; and
* Assisting communications between the customer base and affiliated merchants marketing products at the site.

The traditional areas of marketing for the initial product of the driving course for seniors will focus on:

*  Senior publications;
*  Driving publications;
*  Television ads;
*  Trade shows;
*  Public relations;
*  Direct mail; and

*  Newspaper ads.

Superior Networks will undertake a specific marketing plan for each of its applications to capture significant market share that will assist in developing a brand name that can be trusted in the virtual community.

Our current marketing efforts are focused on obtaining the goodwill of those businesses and associations that we desire to obtain affiliations with. For Superior Networks , an affiliation is a business relationship with another company that will be to the financial benefit of both companies. We seek affiliations in several areas.

First, we are seeking entities that would benefit from advertising products or services at our web site. An affiliation with such a company would be a contractual arrangement wherein Superior Networks would either receive a commission on all sales generated by the Superior Networks' web site or would receive a flat advertising fee for the banner or other form of advertising.

Second, we are seeking entities that which host an Internet site that would benefit by being linked to our site. In this instance, an affiliate relationship would require payment to Superior Networks for each site visit initiated by entering through a link at our site.

Third, we are seeking relationships with governmental and regulatory agencies. Specifically at this time, we seek recognition of our driving course by state and provincial motor vehicle departments. The agencies are benefited by having a convenient source of driver education instruction. Superior Networks is benefited by the referrals the agencies would give to the Superior Networks driving course.

Our marketing activities to create the affiliations have been limited to verbal communications. There is no affiliation that has been reduced to writing or to a legal obligation on any part. To date, we have not marketed our website other than by word of mouth.

Competition

Superior Networks will face potential competition from several sources:

* Traditional training firms, such as Sylvan Learning Centers, which may decide to enter the world of cyber-learning;
*  "How to" websites, which may begin to target specific markets;
* Specialized off-line training programs, which may directly compete with some Superior Networks offerings.

At the present time we believe each type of competitor presents only a partial potential overlap with Superior Networks. For example, traditional training firms and specialized off-line training programs are not web based. Where Superior Networks offers course material via the convenience of the Internet, competition with these companies is indirect.

"How to" websites such as eHow.com are web based. However, they do not compete directly with Superior Networks for two reasons. First, "how to" sites publish general information on a great variety of topics. They attract the general traffic on the web. Superior Networks courses will each be marketed to a very specific demographic. They will segment the consumer market. Businesses who wish to sell to the narrow market created will obtain greater value for their advertising dollar through our network.

Second, "how to" sites are analogous to purchasing an encyclopedia
full of general information.   Superior Networks' courses are
analogous to specific course training which bestows specific benefits once the material has been learned and the test taken.

In addition, it is our plan to implement applications in which potential competitors have not yet established a web-based product. We are not aware of any training companies developing and operating the types of niche applications planned for our training programs.

Compliance with Government Regulation

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

*  Sales and other taxes;
*  User privacy;
*  Pricing controls;
*  Characteristics and quality of products and services;
*  Consumer protection;
*  Cross-border commerce;
*  Libel and defamation;
*  Copyright, trademark and patent infringement; and
* Other claims based on the nature and content of Internet materials.

These new laws may impact our ability to market our products and services offered on our web site in accordance with our business plans.

We plan to offer driver training programs in each Canadian province and each U.S. state. The curriculum offered in each province and state will be specific to the laws and regulations of the applicable jurisdiction. Each course on the course menu will have an appropriate designation indicating which state or province that course has been prepared for. The student can then select the course suitable to his or her needs. For example, if a person is moving from Canada to the United

States, they can select the course for the state in which they intend to reside. If a student needs to rehabilitate his or her driving record in their own state or province, they will select the course offering for their resident state or province. Tailoring the coursework in this manner will take time but will not be cost prohibitive since the driving laws in North America are uniform for the most part.

We may have to qualify to do business in other jurisdictions. If we make sales of our products or services, we anticipate that sales and our customers will be in multiple states and foreign countries. As our customers may reside in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

We are not aware of any environmental laws that will be applicable to the operation of our business.

Employees

We have no employees other than our officers and directors as of the date of this prospectus.

Research and Development Expenditures

Since inception, we have incurred approximately $3,460 in research or development expenditures for the development of our website.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark. There is little or no necessity to have patented technology in order to disseminate training materials over the Internet. This fact makes it easier for us to implement our business model. It also increases the ease with which potential competition can enter our industry.


                       PLAN OF OPERATIONS

Plan of Operations

We launched the website for Superioronlinetraining.com on January 17, 2001. The site focuses on a training program specifically designed to cater to senior drivers' needs. The site features a section on aging and driving, a driving course and a quiz on the driving course.

The site is designed to align itself with The American Automobile Association, The American Association of Retired Persons, and senior websites by providing a service needed by the demographic they serve. We hope this alignment will assure a supply of registrants. We hope to achieve contractual affiliations with each of these organizations but are not so affiliated at the present time. It will also align itself with insurance companies to ensure fulfillment of insurance discounts and to garner referral fees.

Superioronlinetraining.com will now and for the next 12 months begin to attract banner advertising to generate revenues from the site. Once we affiliate ourselves with insurance companies we will begin to start charging course fees of $5 to registrants plus referral fees from the insurance companies. At that time we will also associate companies who sell products to seniors including medical products and services, leisure and travel needs, and financial planning and investment services.

We will now and for the next 12 months begin to market and brand the website by both online and offline strategies. Marketing the site will commence once Superioronlinetraining.com has allied itself by contracting to provide reciprocal services with key organizations as mentioned above.

We do not have any planned major expenditures or plans to raise any additional financing over the next 12 months as we believe we have sufficient capital to fund our current operations over the next 12 months.

Results Of Operations

We did not earn any revenues during the period ending November 30, 2000, and February 28, 2001. We do not anticipate earning revenues until such time as we have our initial product developed and available to the public on the Internet. Furthermore, we do not expect to generate significant revenues until such time as we have developed a substantial customer base and affiliated merchants have become successful in marketing their products to that base. A course client will become familiar with our site by repeated visits to the site in order to complete the course. Other services to the demographic of which the client is a part will also be offered at the site and will be noticed by the client. We believe these additional services will induce further visits to the site by the client even after the initial course is completed. At the present time we have no affiliated merchants nor do we have a customer base.

We incurred operating expenses in the amount of $7,684 for the period ended November 30, 2000, and $16,351 for the period ended February 28, 2001. These operating expenses were comprised mainly of professional fees that were primarily attributable to our corporate organization and the development of our business plan. Since we had no revenues, we incurred a loss of $24,035 for the two periods.

As of February 28, 2001, we had working capital of $17,908.

                    DESCRIPTION OF PROPERTY

We do not lease or own any real property. The location of the business is Suite 1000, 355 Burrard St., Vancouver British Columbia, V6C 2G8. This is also the office location of Stratus Investments Group, Inc. ("Stratus"). Our president , Mr. Randy White, is also the president of Stratus. Stratus bills Superior Networks for out of pocket expenses resulting from the shared office arrangement. There are no lease or utility charges and no binding contracts between Stratus and Superior Networks. As our operations expand, it will be necessary for us to seek appropriate individual office space. Management believes suitable office space will be available when it is needed.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*  Any of our directors or officers;
*  Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
*  Any of our promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We intend to apply for listing on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had thirty-two (32) registered shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock will be available for resale to the public after September 1, 2001 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 74,350 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144 after September 1, 2001.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws
that prevent us from declaring dividends.   The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.


EXECUTIVE COMPENSATION

Compensation

There has been no compensation awarded to, earned by, or paid to our executive officers for the fiscal year ended December 31, 2000.

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended December 31, 2000. We have also not granted any stock options to the executive officers since
December 31, 2000.

FINANCIAL STATEMENTS

Index to Financial Statements:

1.  Auditors' Report;

2. Unaudited Financial Statements for the period ending February 28, 2001, including:

  a.  Balance Sheet

  b.  Statement of Operations and Deficit

  c.  Statement of Cash Flows

  d.  Statement of Stockholders' Equity

  e.  Notes to Financial Statements

3. Audited Financial Statements for the period ending November 30, 2000, including:

  a.  Balance Sheet

  b.  Statement of Operations and Deficit

  c.  Statement of Cash Flows

  d.  Statement of Stockholders' Equity

  e.  Notes to Financial Statements

                      SUPERIOR NETWORKS, INC.
                  (A Development Stage Company)


                      FINANCIAL STATEMENTS


                       FEBRUARY 28, 2001
                   (Stated in U.S. Dollars)

                     SUPERIOR NETWORKS, INC.
                  (A Development Stage Company)

                        BALANCE SHEET
                   (Stated in U.S. Dollars)

---------------------------------------------------------------------
                            FEBRUARY 28         NOVEMBER 30
                               2001                2000
---------------------------------------------------------------------
ASSETS

Current
  Cash                        $31,584              $41,610
  Accounts receivable             496                  496
                              -----------------------------
                               32,080               42,106

Software Development Costs      4,807                3,460
                              -----------------------------
                              $36,887              $45,566
=====================================================================

LIABILITIES

Current
  Accounts payable            $ 7,672              $     -
  Loan payable                  6,500                6,500
                              -----------------------------
                               14,172                6,500
                              -----------------------------
SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 common shares,
    par value $0.001 per share

  Issued and outstanding:
    7,435,000 common shares     7,435                7,435

Additional paid in capital     39,315               39,315


Deficit                       (24,035)              (7,684)
                             ------------------------------
                               22,715               39,066
                             ------------------------------
                              $36,887              $45,566
===========================================================


Approved by the Board of Directors:

------------------------            -------------------------

                     SUPERIOR NETWORKS, INC.
                 (A Development Stage Company)

               STATEMENT OF OPERATIONS AND DEFICIT
                    (Stated in U.S. Dollars)

---------------------------------------------------------------------
                                                   INCEPTION
                                  THREE MONTHS       MAY 24
                                      ENDED          2000 TO
                                   FEBRUARY 28     FEBRUARY 28
                                      2001            2001
---------------------------------------------------------------------
Expenses
  Consulting                         $    -          $  2,675
  Professional fees                    15,836          20,072
  Office and sundry                       515           1,288
                                     -------------------------
Net Loss For The Period                16,351        $ 24,035
                                                     =========
Deficit, Beginning of Period            7,684
                                     ---------

Deficit, End of Period               $ 24,035
==============================================
Net Loss Per Share                   $  (0.01)
==============================================
Weighted Average Number Of
Common Shares Outstanding           7,435,000
==============================================

                     SUPERIOR NETWORKS, INC.
                  (A Development Stage Company)

                     STATEMENT OF CASH FLOWS
                    (Stated in U.S. Dollars)

---------------------------------------------------------------------
                                                   INCEPTION
                                  THREE MONTHS       MAY 24
                                      ENDED          2000 TO
                                   FEBRUARY 28     FEBRUARY 28
                                      2001            2001
---------------------------------------------------------------------
Cash Flow From Operating Activities
  Net loss for the period           $ (16,351)       $ (24,035)
  Adjustments to reconcile net loss
   to net cash by operating
   activities
    Accounts receivable                  -                (496)
    Accounts payable                    7,672            7,672
    Loan payable                         -               6,500
                                     --------------------------
                                       (8,679)         (10,359)
                                     --------------------------
Cash Flow From Financing Activity
  Common stock issued                    -              46,750
                                     --------------------------
Cash Flow From Investing Activity
  Software development costs           (1,347)          (3,460)
                                     --------------------------

Increase (Decrease) In Cash           (10,026)          41,610

Cash, Beginning Of The Period          41,610                -
                                     --------------------------
Cash, End Of The Period              $ 31,584        $  41,610
=======================================================================

                          SUPERIOR NETWORKS, INC.
                       (A Development Stage Company)

                     STATEMENT OF STOCKHOLDERS EQUITY

                            FEBRUARY 28, 2000
                        (Stated in U.S. Dollars)

                              COMMON     STOCK
                      ---------------------------------
                      NUMBER                 ADDITIONAL
                        OF                    PAID-IN
                      SHARES        AMOUNT    CAPITAL    DEFICIT    TOTAL
                      ---------------------------------------------  ----
Shares issued for
  cash at $0.001      5,000,000    $ 5,000   $       -  $      -   $5,000

Shares issued for
  cash at $0.01       2,000,000      2,000      18,000         -   20,000

Shares issued for
  cash at $0.05         435,000        435      21,315         -   21,750

Net loss for the
  period                      -          -           -    (7,684)  (7,684)
                      ----------------------------------------------------
Balance,
  November 30, 2000   7,435,000    $ 7,435   $  39,315  $ (7,684) $ 39,066

Net loss for the
  Period                    -           -          -     (16,351) $16,351)

Balance,
  February 28, 2001   7,435,000    $ 7,435   $  39,315  $ (24,035)$22,715
==========================================================================

                       SUPERIOR NETWORKS, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS

                         FEBRUARY 28, 2001
                    (Stated in U.S. Dollars)



1.  BASIS OF PRESENTATION

The unaudited financial statements as of February 28, 2001 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the November 30, 2000 audited financial statements and notes thereto.


2.  NATURE OF OPERATIONS

a)  Organization

    The Company was incorporated in the state of Nevada, U.S.A.
on May 24, 2000.

b)  Development Stage Activities

The Company intends to offer specialized training programs over the internet to reach a demographically focused learning audience. The web-based training model is intended to offer a cost-effective and convenient alternative to traditional learning environments. Initially the website will provide a comprehensive driver training program to seniors interested in acquiring discounts from insurance companies and in improving their driving ability. The program is focused on individuals requiring brush-ups, those requiring training in new vehicle types and those wishing to upgrade based on accident history.

The Company is in the development stage; therefore recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.


3.  SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

                       SUPERIOR NETWORKS, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS

                         FEBRUARY 28, 2001
                    (Stated in U.S. Dollars)


3.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)  Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

b)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)  Website Development Costs

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation.
Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

d)  Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS
109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

                       SUPERIOR NETWORKS, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS

                         FEBRUARY 28, 2001
                    (Stated in U.S. Dollars)



3.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)  Stock Based Compensation

The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by A.P.B. Opinion No. 25 - "Accounting for
Stock Issued to Employees". The Company has adopted those provisions of Statement of Financial Accounting Standards
No. 123 - "Accounting for Stock Based Compensation", which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded.

f)  Financial Instruments

The Company's financial instruments consist of cash, accounts receivable and loans payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

g)  Net Loss Per Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.

h)  Revenue Recognition

The Company intends to recognize revenue from product sales, and fee and commission arrangements at the time the sales occur or the fees and commissions are earned.

                     SUPERIOR NETWORKS, INC.
                 (A Development Stage Company)

                     FINANCIAL STATEMENTS


                     NOVEMBER 30, 2000
                  (Stated in U.S. Dollars)

                                   ------------------------------------
                                   Morgan & Company
                                   ------------------------------------
                                   Chartered Accountants
                                   ------------------------------------
                                   P.O. Box 10007, Pacific Centre
                                   Suite 1730 - 700 West Georgia Street
                                   Vancouver, B.C. V7Y 1A1
                                   Telephone (604) 687-5841
                                   Fax (604) 687-0075
                                   ------------------------------------

                          AUDITORS' REPORT


To the Directors
Superior Networks, Inc.

We have audited the balance sheet of Superior Networks, Inc. (a development stage company) as at November 30, 2000 and the statements of loss and deficit accumulated during the development stage, cash flows, and stockholders' equity for the period from the date of organization, May 24, 2000 to November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2000 and the results of its operations and cash flows for the period from the date of organization, May 24, 2000 to November 30, 2000 in accordance with United States generally accepted accounting principles.

Without qualifying our opinion, we draw attention to Note 1 to the financial statements. The Company incurred a net loss of $7,684 during the period from inception, May 24, 2000 to November 30, 2000, and as at November 30, 2000, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern.



Vancouver, B.C.
                                      /s/ Morgan & Company
December 20, 2000                     Chartered Accountants

                          SUPERIOR NETWORKS, INC.
                       (A Development Stage Company)

                              BALANCE SHEET

                            NOVEMBER 30, 2000
                         (Stated in U.S. Dollars)

---------------------------------------------------------------------

ASSETS

Current
  Cash                                                    $    41,610
  Accounts receivable                                             496
                                                          -----------
                                                               42,106

Software Development Costs                                      3,460
                                                          -----------
                                                          $    45,566
=====================================================================
LIABILITIES

Current
  Loan payable                                            $     6,500
                                                          -----------

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 common shares,
      par value $0.001 per share

  Issued and outstanding:
    7,435,000 common shares                                     7,435

  Additional paid in capital                                   39,315

Deficit                                                        (7,684)
                                                          -----------
                                                               39,066
                                                          -----------
                                                          $    45,566
=====================================================================

Approved by the Board of Directors:


---------------------------             ------------------------------

SUPERIOR NETWORKS, INC.
(A Development Stage Company)


                          SUPERIOR NETWORKS, INC.
                       (A Development Stage Company)

                    STATEMENT OF OPERATIONS AND DEFICIT
                          (Stated in U.S. Dollars)


------------------------------------------------------------------------
                                                             INCEPTION
                                                               MAY 24
                                                              2000 TO
                                                            NOVEMBER 30
                                                                2000
------------------------------------------------------------------------

Expenses
  Consulting                                               $       2,675
  Professional fees                                                4,236
  Office and sundry                                                  773
                                                           -------------

Net Loss For The Period                                            7,684

Deficit, Beginning of Period                                           -
                                                           -------------
Deficit, End of Period                                     $       7,684
========================================================================
Net Loss Per Share                                         $       (0.01)
========================================================================
Weighted Average Number Of
  Common Shares Outstanding                                    3,565,447
========================================================================

                          SUPERIOR NETWORKS, INC.
                       (A Development Stage Company)

                          STATEMENT OF CASH FLOWS
                         (Stated in U.S. Dollars)


------------------------------------------------------------------------
                                                             INCEPTION
                                                               MAY 24
                                                              2000 TO
                                                            NOVEMBER 30
                                                                2000
------------------------------------------------------------------------

Cash Flow From Operating Activities
  Net loss for the period                                 $      (7,684)
  Adjustments to reconcile net loss to net cash by
    operating activities
      Accounts receivable                                          (496)
      Loan payable                                                6,500
                                                          --------------
                                                                 (1,680)
                                                          --------------

Cash Flow From Financing Activity
  Common stock issued                                            46,750
                                                          --------------
Cash Flow From Investing Activity
  Software development costs                                     (3,460)
                                                          --------------
Increase In Cash                                                 41,610

Cash, Beginning Of The Period                                         -
                                                          --------------
Cash, End Of The Period                                   $      41,610
========================================================================

                         SUPERIOR NETWORKS, INC.
                       (A Development Stage Company)

                     STATEMENT OF STOCKHOLDERS EQUITY

                            NOVEMBER 30, 2000
                        (Stated in U.S. Dollars)

                              COMMON     STOCK
                      ---------------------------------
                      NUMBER                 ADDITIONAL
                        OF                    PAID-IN
                      SHARES        AMOUNT    CAPITAL    DEFICIT   TOTAL
                      ----------------------------------------------------
Shares issued for
  cash at $0.001      5,000,000    $ 5,000   $       -  $      -  $  5,000

Shares issued for
  cash at $0.01       2,000,000      2,000      18,000         -    20,000

Shares issued for
  cash at $0.05         435,000        435      21,315         -    21,750

Net loss for the
  period                      -          -           -    (7,684)   (7,684)
                      ----------------------------------------------------
Balance,
  November 30, 2000   7,435,000    $ 7,435   $  39,315  $ (7,684) $ 39,066
                      ====================================================

                      SUPERIOR NETWORKS, INC.
                  (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS

                        NOVEMBER 30, 2000
                     (Stated in U.S. Dollars)


1.  NATURE OF OPERATIONS

a)  Organization

The Company was incorporated in the state of Nevada, U.S.A.
on May 24, 2000.

b)  Development Stage Activities

The Company intends to offer specialized training programs over the internet to reach a demographically focused learning audience. The web-based training model is intended to offer a cost-effective and convenient alternative to traditional learning environments. Initially the website will provide a comprehensive driver training program to seniors interested in acquiring discounts from insurance companies and in improving their driving ability. The program is focused on individuals requiring brush-ups, those requiring training in new vehicle types and those wishing to upgrade based on accident history.

The Company is in the development stage; therefore recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.


2.  SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)  Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                      SUPERIOR NETWORKS, INC.
                  (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS

                        NOVEMBER 30, 2000
                     (Stated in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

b)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)  Website Development Costs

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation.
Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

d)  Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS
109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

e)  Stock Based Compensation

The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by A.P.B. Opinion No. 25 - "Accounting for
Stock Issued to Employees". The Company has adopted those provisions of Statement of Financial Accounting Standards
No. 123 - "Accounting for Stock Based Compensation", which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded.

                      SUPERIOR NETWORKS, INC.
                  (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS

                        NOVEMBER 30, 2000
                     (Stated in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)  Financial Instruments

The Company's financial instruments consist of cash, accounts receivable and loans payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

g)  Net Loss Per Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.

h)  Revenue Recognition

The Company intends to recognize revenue from product sales, and fee and commission arrangements at the time the sales occur or the fees and commissions are earned.

        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.


                  AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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

PART II

         INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

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

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     61
Federal Taxes                                               $    NIL
State Taxes and Fees                                        $    NIL
Transfer Agent Fees                                         $  1,000
Accounting fees and expenses                                $  2,000
Legal fees and expenses                                     $ 20,000
Blue Sky fees and expenses                                  $  2,000
Miscellaneous                                               $    NIL
                                                            --------
Total                                                       $ 25,061
                                                            ========
-----------------------------------------------------------------------
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 5,000,000 shares of common stock on September 1, 2000 to Mr. Randy White. Mr. White is one of our directors and is our president and chief executive officer. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total proceeds of $5,000. The 5,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 2,000,000 shares of our common stock at a price of $0.01 per share to a total of seven purchasers on September 20, 2000. The purchasers were Dave Clarkson, Brent McLean, Jeremy Ross, Craig Tillberg, Karen Travis, Curt White, and Dave Wong, all non-U.S. persons. The total amount received from this offering was $20,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S and at the time each buy order originated, the applicable purchaser was outside the United States. We did not engage in a distribution of this offering in the United States and no directed selling efforts were made in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S requiring compliance with Regulation S at the time of transfer of the shares evidenced by the certificate. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers and Superior Networks is required to refuse to register any transfer of the shares not made in accordance with the provisions of Regulation S.

We completed an offering of 435,000 common shares at a price of $0.05 per share to a total of twenty-four purchasers pursuant to Regulation
S of the Securities Act on November 30, 2000. The purchasers were the selling shareholders as listed in this document except for the seven persons set forth in the preceding paragraph. The total proceeds realized from this offering were $21,750. Each purchaser represented that he was a non-US person as defined in Regulation S and at the time each buy order originated, the applicable purchaser was outside the United States. We did not engage in a distribution of this offering in the United States and no directed selling efforts were made in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S requiring compliance with Regulation S at the time of transfer of the shares evidenced by the certificate. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers and Superior Networks is required to refuse to register any transfer of the shares not made in accordance with the provisions of Regulation S.


ITEM 27. EXHIBITS.

EXHIBIT
NUMBER                                    DESCRIPTION
------------                         	--------------------
  3.1                                     Articles of Incorporation (1)
  3.2                                     By-Laws (1)
  4.1                                     Share Certificate (1)
  5.1                                     Opinion of Cane & Company, LLC,
                                          with consent to use (1)
  23.1                                    Consent of Morgan & Company,
                                          Chartered Accountants

(1) Previously filed as an exhibit to Superior Networks' Form SB-2 filed January 30, 2001.


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May 11, 2001.

                                SUPERIOR NETWORKS, INC.

                                By: /s/ Randy White
                                   -----------------------
                                     Randy White, President

                        POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Randy White, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                CAPACITY IN WHICH SIGNED           DATE

/s/ Randy White          President and Chief Executive      May 11, 2001
-------------------      Officer, and Director
Randy White

/s/ Mark McLean
-------------------      Secretary, Treasurer
Mark McLean              and Director                       May 11, 2001

/s/ Renotcka Rzepczyk
-------------------      Director                           May 11, 2001
Renotcka Rzepczyk